                                              BALDWIN & LYONS, INC.

                                              FORM 10-Q, EXHIBIT 11

                                        COMPUTATION OF EARNINGS PER SHARE

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31
                                                               ------------------------------------------
                                                                      2003                   2002
                                                               -------------------   --------------------
BASIC:
   Average number of shares
      outstanding                                                      14,554,376             14,782,810
                                                               ===================   ====================

      Net Income                                                       $4,531,724             $5,458,542
                                                               ===================   ====================

      Per share amount                                                      $ .31                  $ .37
                                                               ===================   ====================


DILUTED:
   Average number of shares
      outstanding                                                      14,554,376             14,782,810
   Dilutive stock options--based on
      treasury stock method using
      average market price                                                101,548                 98,770
                                                               -------------------   --------------------

      Totals                                                           14,655,924             14,881,580
                                                               ===================   ====================

      Net Income                                                       $4,531,724             $5,458,542
                                                               ===================   ====================

      Per share amount                                                      $ .31                  $ .37
                                                               ===================   ====================



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